                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-69492, relating to the Celebrity, Inc. 1993 Employee Stock Purchase Plan, and No. 33-74368, relating to the Celebrity, Inc. 1992 Stock Option Plan) of Celebrity, Inc. of our report dated August 27, 1998 appearing on page F-2 of this Form 10-K.





PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
September 25, 1998